UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2005

SILICON IMAGE, INC.

(Exact name of Registrant as specified in its charter)

000-26887 (Commission File Number)	Delaware (State or other jurisdiction of incorporation)	77-0396307 (IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA (Address of principal executive offices)	94085 (Zip Code)

(408) 616-4000
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On April 20, 2005, the Registrant entered into an employment offer letter with Darrel Slack for the position of the Registrant’s Chief Financial Officer. The offer letter sets forth the terms of Mr. Slack’s employment with the Registrant, including an annual base salary of $205,000 and participation in the Registrant’s health, insurance and employee benefit plans. In addition, Mr. Slack was to receive an option grant to purchase 200,000 shares of the Registrant’s common stock pursuant to the offer letter. The option will have an exercise price equal to the closing price of the common stock on the date of grant and will vest with respect to one fourth (1/4) of the total number of shares on the one year anniversary date of Mr. Slack’s commencement of employment with the Registrant, and thereafter, at the end of each full succeeding month, the option shall become vested and exercisable with respect to an additional one forty-eighth (1/48) of the total number of shares until such time as the option is vested and exercisable with respect to all of the shares.

     Mr. Slack’s offer letter provides that in the event that his employment is terminated without cause, he shall be entitled to (i) continue to receive his salary for six (6) months following termination, at the same rate of his base salary at the time of termination, (ii) six (6) months acceleration on the vesting of any options to purchase shares of the Registrant’s common stock that he holds at the time of termination, (iii) any target bonus that he is eligible for at the time of termination, prorated for the portion of the fiscal year that he was employed, and (iv) payment by the Registrant of his COBRA insurance premiums, should he elect coverage, for a period of the shorter of six (6) months following termination or until he becomes employed at a new position.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)	On April 20, 2005, Bob Gargus notified the Registrant that he was resigning from the offices of Chief Financial Officer and Vice President, Finance and Administration, effective as of that date.

(c)	On April 20, 2005, the Registrant appointed Darrel Slack as Chief Financial Officer. The Registrant entered into an employment offer letter with Mr. Slack. The terms of such offer letter are described in Item 1.01 of this report. Mr. Slack is 41 years old. From January 2002 to July 2004, Mr. Slack served as Vice President and Chief Financial Officer of Centillium Communications, Inc., a provider of broadband access solutions, and previously served as Centillium’s Interim Chief Financial Officer from September 2001 to January 2002 and as Director of Business Development from May 2000 to September 2001. Prior to that time, Mr. Slack held investment banking positions with Credit Suisse First Boston and Salomon Smith Barney from 1997 to 2000. Mr. Slack holds a Bachelor of Science degree in Computer Science from the U.S. Air Force Academy and an M.B.A. from Stanford University.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

10.01	Employment offer letter between the Registrant and Darrel Slack dated April 19, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2005	SILICON IMAGE, INC.
	By:	/s/ Darrel Slack
Darrel Slack
Chief Financial Officer

EXHIBIT LIST

Exhibit
No.	Description
10.01	Employment offer letter between the Registrant and Darrel Slack dated April 19, 2005.